Exhibit 99

Investor contacts:

Erica Abrams, Annie Palmore

The Blueshirt Group for InterVideo

415-217-7722

erica@blueshirtgroup.com

annie@blueshirtgroup.com

InterVideo Reports Solid First Quarter 2004 Financial Results

Fremont, Calif., April 29, 2004 — InterVideo, Inc. (Nasdaq: IVII), a leading provider of DVD software, today reported financial results for the three-month period ended March 31, 2004.

For the first quarter of 2004, InterVideo reported revenue of $18.8 million, an increase of 41% over $13.4 million reported in the first quarter of 2003, and an increase of 16% over $16.2 million reported the fourth quarter of 2003. Net income for the first quarter of 2004 was $2.6 million, or 17 cents per diluted share, an increase of 62% over $1.6 million, or $0.13 per diluted share, reported in the first quarter of 2003 and an increase of 15% over the $2.3 million, or $0.15 per diluted share reported in the fourth quarter of 2003.

Gross margins for the first quarter of 2004 were 58%, as compared to 59% in the first quarter of 2003 and 53% in the fourth quarter of 2003. Operating margins increased to 22% from 20% in the first quarter of 2003 and 16% in the fourth quarter of 2003. The Company closed the quarter with $71.0 million in cash, cash equivalents and short-term investments.

“We are pleased with our financial performance in the first quarter,” commented President and CEO, Steve Ro. “We showed strength in sales of our WinDVD products based on good demand through our OEM partners which reflected the positive effect of seasonality typical of the first quarter. Our revenue growth during this quarter was also attributable in part to changes in contractual arrangements that resulted in the recognition of revenue in this quarter of previously deferred revenue and current quarter shipments rather than being deferred to future quarters. We continued to extend our current OEM relationships to include multiple product arrangements, as we announced today with NEC. We showed good momentum in sales of WinDVD Creator that ships with PCs utilizing the fast growing DVD recordable drive. With the award of the NEC business, we now ship our WinDVD Creator software with 5 of the top 10 PC OEMs. In addition, our retail and web channel began to demonstrate the potential that we have believed for some time and we made important additions to this channel, adding Office Depot and Navarre, a large, global software distributor in the United States.

“We experienced good interest from our partners for our newest product, InterVideo InstantON, an innovative software solution that converts home PCs into home entertainment centers and currently have two customers shipping this technology, and we believe there are opportunities to advance our discussions with the other OEMs and consumer electronics manufacturers over the next several quarters. We are also encouraged by the initial interest in the enhanced video functionality for digital cameras made possible through our joint efforts with Texas Instruments and already have one customer shipping this technology.

“Looking ahead, the current trends are encouraging for our overall business for the remainder of 2004, and we believe in the continued growth in our core business, as we continue to invest in building our infrastructure and capabilities in the US and abroad. We believe that our newer products have strong long-term sales potential with both PC OEMs and consumer electronics manufacturers,” concluded Mr. Ro.

Business Outlook

The following statements are based on current expectations and information available to us as of April 29, 2004; we do not undertake a duty to update them. Our ability to project future results is inherently uncertain. These statements are “forward-looking” and actual results may differ materially as a result of risks outlined below.

The Company currently forecasts revenue for the second quarter of 2004 in the range of $16-17 million and earnings per share in the range of $0.09 to $0.11.

Conference Call Details

The InterVideo First Quarter 2004 teleconference and webcast is scheduled to begin at 5:00 p.m. Eastern Time, on Thursday, April 29, 2004. InterVideo will offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the company’s Web site at http://www.investor.intervideo.com/medialist.cfm.

About InterVideo, Inc.

InterVideo is a leading provider of DVD software. InterVideo has developed a technology platform from which it has created a broad suite of integrated multimedia software products that allow users to capture, edit, author, burn, distribute, and play digital video. InterVideo’s software is bundled with products sold by the majority of the leading PC OEMs. The company is headquartered in Fremont, CA with regional offices in Europe, Taiwan, China and Japan. For more information, contact InterVideo at 510/651-0888 or visit the company’s Web site at www.intervideo.com.

Safe Harbor Statement

Except for the historical statements contained herein, the foregoing release contains forward-looking statements, including statements regarding, among other matters, our future financial performance, including expected revenues and earnings per share, our ability to develop relationships with OEMs and consumer electronics manufacturer, our product development efforts and the continued growth in our core business. These forward-looking statements are subject to risks and uncertainties, and actual results could differ materially due to several factors, including but not limited to the ability to forecast customer behavior and recognize or respond to emerging trends, changing preferences or competitive factors, the market acceptance of our new products and product enhancements, claims regarding alleged infringement of third parties’ intellectual property rights, the ability to maintain or expand our relationship with our retail and

OEM customers and other risks and uncertainties. Please consult the various reports and documents filed by InterVideo with the U.S. Securities and Exchange Commission, including but not limited to InterVideo’s annual report on Form 10-K for factors potentially affecting the Company’s future financial results. All forward-looking statements are made as of the date hereof and InterVideo disclaims any responsibility to update or revise any forward-looking statement provided in this news release. The results for the first quarter of fiscal 2004 are not necessarily indicative of InterVideo’s operating results for any future periods.

InterVideo is a registered trademark of InterVideo, Inc. All other trademarks are the property of their respective holders.

INTERVIDEO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

(unaudited)

	Three months ended March 31
	2004	2003
Revenue	$18,821	$13,373
Cost of revenue	7,935	5,435

Gross Profit	10,886	7,938
Operating Expenses:
Research and development	2,288	1,714
Sales and marketing	2,759	2,275
General and administrative	1,704	953
Stock-based compensation	75	333

Total operating expenses	6,826	5,275

Income from operations	4,060	2,663
Other income, net	173	88

Income before income taxes	4,233	2,751
Provision for income taxes	1,630	1,143

Net income	$2,603	$1,608

Net income per share:
Basic	$0.20	$0.63

Diluted	$0.17	$0.13

Number of shares used in computing net income per share calculations:
Basic	13,217	2,541

Diluted	15,354	12,112

INTERVIDEO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	March 31, 2004	December 31, 2003
Current Assets:
Cash and cash equivalents	$18,738	$46,875
Short term investments	52,260	22,862
Accounts receivable, net	9,518	5,515
Deferred tax assets	1,677	1,543
Prepayments and other current assets	2,247	2,468

Total current assets	84,440	79,263
Property and equipment, net	2,440	2,241
Goodwill	1,018	1,018
Other purchased intangible assets	233	283
Deferred tax assets	4,685	4,685
Other assets	438	429

Total assets	$93,254	$87,919

Current liabilities:
Accounts payable	$950	$1,039
Accrued liabilities	10,796	9,503
Income taxes payable	2,003	1,539
Deferred revenue	3,665	3,422

Total current liabilities	17,414	15,503

Stockholders’ equity:
Common stock, $0.001 par value, 150,000 and 25,000 shares authorized, 13,463 and 12,970 shares issued and outstanding, respectively	13	13
Additional paid-in capital	76,874	76,283
Notes receivable from stockholders	(915)	(905)
Deferred stock compensation	(353)	(531)
Accumulated other comprehensive loss	(61)	(123)
Retained earnings / (accumulated deficit)	282	(2,321)

Total stockholder’s equity	75,840	72,416

Total liabilities and stockholders’ equity	$93,254	$87,919